Sun Life Financial
E-Business Application

Sun Life Insurance and Annuity Company of New York
[Annuity Service Center 112 Worcester Street
Wellesley Hills, MA 02481
(800) 752-7216]
Section 1 – Product/Contract Information
Product: [_________________________________]                                                                                           Purchase Payment: ______________
State of Sale:  New York__________________________                                                                                                     Living Benefit Rider (Y/N): _______
Surrender Charge Schedule: ____________________________________________________

Section 2 – Owner(s) Information
Complete Legal Name:

_______________________________________________________________________________
Address:                                                           City:                                         State:                                    Zip Code:

_______________________________________________________________________________
Phone:                                                           Email:                                         Social Security Number/TIN:
_______________________________________________________________________________
Date of birth:                                                                      Gender:                                         Citizenship:

________________________________________________________[___________________]___
Co-Owner
Complete Legal Name:                                                                                                    Relationship to Owner:

_______________________________________________________________________________
Address:                                                           City:                                         State:                                    Zip Code:

_______________________________________________________________________________
Phone:                                                           Email:                                         Social Security Number/TIN:
_______________________________________________________________________________
Date of birth:                                                                      Gender:                                         Citizenship:

________________________________________________________[___________________]___
Section 3 – Annuitant(s) Information
Complete Legal Name:                                                                                                    Relationship to Owner:

_______________________________________________________________________________
Address:                                                           City:                                         State:                                    Zip Code:

_______________________________________________________________________________
Phone:                                                           Email:                                         Social Security Number/TIN:
_______________________________________________________________________________
Date of birth:                                                                      Gender:                                         Citizenship:

________________________________________________________[___________________]___
Co-Annuitant
Complete Legal Name:                                                                                                    Relationship to Owner:

_______________________________________________________________________________
Address:                                                           City:                                         State:                                    Zip Code:

_______________________________________________________________________________
Phone:                                                           Email:                                         Social Security Number/TIN:
_______________________________________________________________________________
Date of birth:                                                                      Gender:                                         Citizenship:

________________________________________________________[___________________]___

2011-EDI-E14

Section 4 - Beneficiary(ies) Information

Name                             Relationship              Percentage       Date of Birth          Gender           Role
  [                      ]                                                               [                    ]                  [                                 ]

Section 5 – Contract Type and Source of Funds

Non-Qualified:
  New Purchase                                                           1035/Transfer

Qualified: [_____________________]
Contribution for Tax Year: _________
 Direct Transfer or Roll-over                                                            Individually Owned                                                       Employer Plan
Section 6 – Optional Benefits

[ Death Benefit: _______________________________________]
 Living Benefit:  [______________________________________]
 Interest Credit Option:  ________________________________
[If a Death Benefit Option is not selected, the Basic Death Benefit will be paid to the beneficiary. ]

Optional Programs:
 Portfolio Rebalance                                                                                                     Frequency: [___________]
 Systematic Withdrawal: $_______________                                                                                [Day of Month: ___]                                           Frequency: [___________]
 Dollar Cost Averaging: [___] % [__________________________]                                                                                                                Frequency: [___________]

Section 7 – Investment Selection

Fund Name	Percent	Fund Name	Percent
[

]

Section 8 – Notices and Disclaimers

[Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72 (s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.]

Sales Material:
Only Sun Life Insurance and Annuity Company of New York issued sales materials should have been used in the sale of this contract to you.  Please advise if sales materials, other than company issued materials, were used during the sales process.  If you have any questions about the sales materials used, please advise us at the number referenced above.

Suitability of this Annuity:
Sun Life Insurance and Annuity Company of New York requires that all recommendations for the purchase or exchange of its annuity products to be suitable for the consumer based on the information known by the producer at the time of application.  Prior to making a recommendation for the purchase or exchange of an annuity product, the producer must make a reasonable effort to obtain and assess relevant information (financial assets, risk tolerance and financial objectives as they relate to your insurance needs and financial objectives).  Producers are required to maintain a record of this information.

Section 9 – Customer Acknowledgements and Signature(s)

Contract replacements
Will the proposed contract replace an existing life insurance policy or annuity contract?

 Yes                                        No

[Customer Transfer Authorization
Authorization to transfer funds on Custodian accounts is governed by your Firm’s Custodian Agreement.

By checking “Yes” below, and to the extent permitted by the Distributor Firm of record on this account, I/we hereby authorize the registered representative(s)/agent(s) of record  on this contract, and any registered representative(s)/agent(s) of record servicing this account in the future, and his/her/their designees, to initiate by a means acceptable to Sun Life Insurance and Annuity Company of New York (hereinafter referred to as “the Company”) transfers among available sub-accounts, fixed guarantee periods and changes to investment allocations in this contract.  I/we hold the Company, its agents and affiliates harmless from any and all claims, losses and costs that might arise from the Company’s acting upon such instructions.  I /we further understand and agree that the Company may terminate this authorization in its discretion at any time without prior notice, but in the absence of such termination, this authorization will remain in effect, unless the Company receives at its administrative office, in a form acceptable to the Company, notice from me/us, that such authority has been revoked, or acceptable proof of an Owner’s death.

 Yes                                       No ]

[Important information about procedures for applying for a contract
Customer identification notice: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who makes an application. This means we will ask for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I have read the above customer identification notice. I understand that the identity information being provided by me is required by federal law to be collected in order to verify my identity and I authorize its use for this purpose.]

I acknowledge receipt of the current product prospectus and Sun Life Insurance and Annuity Company of New York's Privacy Policy.

I hereby represent that my answers to the questions on this application are correct and true to the best of my knowledge and belief.

Signature of owner	Date signed (mm/dd/yyyy)

Signature of co-owner	Date signed (mm/dd/yyyy)

2011-EDI-E14

Section 10 – Registered Representative Information and Signature(s)

[Anti-money laundering customer identity information
I have reviewed the owner’s identity document presented and recorded the following information from it:

Applicant name	Date of birth (mm/dd/yyyy)
Address (number, street, apartment or suite)
City	State	Zip
Type of ID document - Individual	ID number	Expiration date (mm/dd/yyyy)
Type of ID document – Corporate or other non-natural person (a government issued document showing the existence of the entity e.g. a certificate of good standing or equivalent)
Date of incorporation or trust	Issue date of ID document	State of issue

[I certify that I have completed all applicable mandatory state annuity training courses prior to soliciting this application.  I have also completed the annuity product training provided by Sun Life for this product, and remain duly licensed to sell annuity contracts.]

Contract replacements
To your knowledge is there, or may there be, a replacement involved in the purchase of this contract?

 Yes                                        No

Agent Name                                                                                           Percent SSN

Producer Team Name: ________________________________
Team Number:  ________

Signature of Registered Representative	Date signed (mm/dd/yyyy)

Broker/Dealer: [_________________________]                                                                                Customer Account Number:  _______________

Commission Option:  [______________________]                                                                                           Confirmation Number: ____________________

Please fax this signed document to [781-304-5383]

2011-EDI-E14